                      SUPPLEMENT TO THE OFFER TO PURCHASE
                             DATED OCTOBER 29, 1996

                             RDS ACQUISITION INC.,
                          a Wholly Owned Subsidiary of

                               REVCO D.S., INC.,
           Has Increased the Price of its Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
            (Including the Associated Common Stock Purchase Rights)
                                       of
                                  BIG B, INC.
                                       TO

                              $17.25 NET PER SHARE
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME,
          ON FRIDAY, NOVEMBER 15, 1996, UNLESS THE OFFER IS EXTENDED.

                                                                October 29, 1996
To Our Clients:

     Enclosed for your consideration is a Supplement dated October 29, 1996 (the "Supplement"), to the Offer to Purchase dated September 10, 1996 (the "Offer to Purchase"), and the Letter of Transmittal related to the Supplement (the Offer to Purchase, the Supplement and the related Letter of Transmittal, together with any supplements or amendments thereto, collectively constitute the "Offer") relating to the Offer by RDS Acquisition Inc., a Delaware corporation (the "Purchaser"), to purchase all outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Big B, Inc., an Alabama corporation (the "Company"), together with the associated Common Stock purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of September 23, 1996, as amended, between the Company and First National Bank of Boston, as Rights Agent (the Common Stock, together with the associated Rights being collectively herein referred to, unless the context otherwise requires, as the "Shares"), at a price of $17.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Shareholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's amended Solicitation/Recommendation Statement on Schedule 14D-9.

     The Shares into which the Company's 6.5% Convertible Subordinated Debentures Due 2003 ("Convertible Debentures") are convertible may be tendered without first converting such Convertible Debentures by delivery of the certificates for such Convertible Debentures.

     Securityholders whose certificates evidencing Shares (or certificates evidencing Convertible Debentures to be delivered to tender Shares into which they are convertible) are not immediately available or who cannot deliver their certificates for Shares and all other documents required by the Letter of Transmittal to ChaseMellon Shareholder Services, L.L.C. (the "Depositary"), prior to the Expiration Date (as defined in the Supplement) or who cannot complete the procedures for delivery by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) on a timely basis and who wish to tender their Shares must do so pursuant to the guaranteed delivery procedures described in the section entitled "The Tender Offer--Procedures for Tendering Shares" of the Offer to Purchase, as amended and supplemented by the Supplement. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

     THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF THE SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF THE SHARES (OR CONVERTIBLE DEBENTURES) HELD BY US FOR YOUR ACCOUNT. A TENDER OF SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any of or all the Shares (or any of or all the whole Shares issuable upon conversion of Convertible Debentures) held by us for your account, upon the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price has been increased to $17.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

          2. The Offer and withdrawal rights will expire at 9:00 A.M., New York City time, on Friday, November 15, 1996, unless the Offer is extended.

          3. The Offer is being made for all outstanding Shares.

          4. The Offer is conditioned upon (i) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares that would represent at least a majority of all outstanding Shares on a fully diluted basis on the date of purchase and (ii) the satisfaction of the other conditions set forth in the Supplement.

          5. Tendering securityholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

          6. The Board of Directors of the Company has approved the Offer and has recommended that the shareholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

     The Offer is made solely by the Offer to Purchase, as amended and supplemented by the Supplement, and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Salomon Brothers Inc, the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a copy thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in the section entitled "The Tender Offer--Procedures for Tendering Shares" of the Offer to Purchase, as amended and supplemented by the Supplement, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering securityholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUM-

STANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     Securityholders who have previously validly tendered and not properly withdrawn their Shares pursuant to the Offer are not required to take any further action, except as may be required by the procedure for guaranteed delivery if such procedure was utilized. If Shares are accepted for payment and paid for by the Purchaser pursuant to the Offer, such shareholders will receive, subject to the conditions of the Offer, the increased price of $17.25 per Share. See Section 3 of the Offer to Purchase for the procedures for withdrawing Shares tendered pursuant to the Offer.

     If you wish to have us tender any of or all the Shares (including any whole Shares into which Convertible Debentures may be converted) held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares (including any Shares into which Convertible Debentures may be converted), all such Shares will be tendered unless otherwise specified on the instruction form contained in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                                  BIG B, INC.

     The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase dated September 10, 1996 (the "Offer to Purchase"), as amended and supplemented, including by the Supplement to the Offer to Purchase dated October 29, 1996 (the "Supplement") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by RDS Acquisition Inc., a Delaware corporation (the "Purchaser"), to purchase all the outstanding shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Big B, Inc., an Alabama corporation (the "Company"), together with the associated Common Stock purchase rights (the "Rights") (the Common Stock, together with the associated Rights being collectively herein referred to, unless the context otherwise requires, as the "Shares").

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

----------------------------------------------------------                             SIGN HERE
            Number of Shares to be Tendered:*
                                                               __________________________________________________________
                   ____________ Shares
                                                               __________________________________________________________
Account Number:__________________________________________                             (Signatures)

Dated _____________________________________________, 1996      __________________________________________________________

                                                               __________________________________________________________
----------------------------------------------------------                (Please type or print name(s) here)

                                                               __________________________________________________________

                                                               __________________________________________________________
                                                                        (Please type or print address(es) here)

                                                               __________________________________________________________
                                                                            (Area Code and Telephone Number)

                                                               __________________________________________________________
                                                                   (Tax Identification or Social Security Number(s))

---------------

*May include Shares to be received upon conversion of Convertible Debentures held for the account of the undersigned. Unless otherwise indicated, it will be assumed that all of your Shares (including any whole Shares into which Convertible Debentures are convertible) held by us for your account are to be tendered.